Exhibit 99.1

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

ANNUAL PORTFOLIO OVERVIEW

2016

Table of Contents

Introduction to Portfolio Overview	11

Investments During the Quarter	1

Disposition Following the Quarter	2

Portfolio Overview	3

Discussion	6

10% Status Report	8

Revolving Line of Credit	8

Performance Analysis	8

Transactions with Related Parties	10

Financial Statements	12

Forward Looking Statements	17

Additional Information	17

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

As of April 30, 2017

Introduction to Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the year ended December 31, 2016. References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $257,646,987 commencing with its initial offering on May 18, 2009 through the closing of the offering on May 18, 2011. The Fund entered into its liquidation period on May 19, 2016. During the liquidation period, the Fund began the orderly termination of its operations and has begun, and will continue, to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. If our Investment Manager believes it would benefit our partners to reinvest the proceeds received from sold or matured investments in additional investments during the liquidation period, our Investment Manager may do so. Our Investment Manager is not paid acquisition fees or management fees for additional investments initiated during the liquidation period.

Investments During the Quarter

The Fund made the following investments during the quarter ended December 31, 2016:

Canada Feeder Lines B.V.
Investment Date: Structure:	12/21/2016 Loan	Collateral:	Motor cargo vessel
Maturity Date:	12/21/2020
Facility Amount:	$7,400,000
Fund Participation:	$1,258,000

Lubricating Specialties Company
Investment Date: Structure:	12/30/2016 Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment
Maturity Date:	12/30/2020
Facility Amount:	$32,500,000
Fund Participation:	$5,525,000

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Disposition Following the Quarter

The Fund disposed of the following investment after the quarter ended December 31, 2016:

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel
Disposition Date:	1/24/2017
The Fund’s Investment:	$2,200,000
Total Proceeds Received:	$3,371,000

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview

As of December 31, 2016, our portfolio consisted of the following investments:

Canada Feeder Lines B.V.
Structure:	Loan	Collateral:	Motor cargo vessel
Maturity Date:	12/21/2020
Current Status:	Performing	Net Carrying Value:	$1,234,770 (1)

Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks,
Maturity Date:	12/30/2020		blending lines and packaging equipment
Current Status:	Performing	Net Carrying Value:	$5,138,818 (1)

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel
Maturity Date:	12/31/2018
Current Status:	Performing	Net Carrying Value:	$1,697,300 (1)

Técnicas Maritimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels
Maturity Date:	8/27/2019
Current Status:	See Discussion	Net Carrying Value:	$3,500,489 (1)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (Continued)

Americas Bulk Transport (BVI) Limited*
Structure:	Lease	Collateral:	Two supramax bulk carrier vessels
Expiration Date:	7/6/2021
Current Status:	See Discussion	Net Carrying Value:	$10,071,246 (2)

Stena Sonangol Suezmax Pool LLC*
Structure:	Vessel	Collateral:	A crude oil tanker
Expiration Date:	7/14/2017
Current Status:	See Discussion	Net Carrying Value:	$21,673,912 (3)

Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel
Expiration Date:	6/3/2021
Current Status:	See Discussion	Net Carrying Value:	$0 (4)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore support vessel
Expiration Date:	6/12/2024
Current Status:	See Discussion	Net Carrying Value:	$1,698,896 (4)

Geokinetics, Inc.
Structure:	Lease	Collateral:	Land-based seismic testing equipment
Expiration Date:	8/31/2017
Current Status:	Performing	Net Carrying Value:	$1,262,340 (4)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Portfolio Overview (Continued)

Siva Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels
Expiration Dates:	3/28/2022 4/8/2022
Current Status:	Performing	Net Carrying Value:	$1,472,036 (4)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$1,188,632 (4)

Fugro N.V.
Structure:	Lease	Collateral:	Two mini geotechnical drilling vessels
Expiration Date:	12/24/2027
Current Status:	Performing	Net Carrying Value:	$3,821,903 (4)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Lease	Collateral:	Equipment, plant, and machinery associated with a condensate splitter and aromatics complex located on Jurong Island, Singapore
Maturity Date:	1/16/2021
Current Status:	See Discussion	Net Carrying Value:	$0 (5)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(3) The Vessel was returned to us whereupon we assumed operational responsibility of the Vessel. As such, this asset is classified as Vessel on our consolidated balance sheets.

(4) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

(5) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as net investment in note receivable. Net investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees and the credit loss reserve. Net carrying value represents our proportionate share of the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders. Our Investment Manager determined to fully reserve the outstanding balance of the loan as of June 30, 2016.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to continue operations. In July 2016, a tolling arrangement with Jurong’s suppliers was implemented and the plant resumed operations. The Receiver has formally commenced the process of marketing the plant for sale and has received several bids. At this time, we are unable to predict whether the ultimate proceeds received by Jurong in connection with any such sale will result in a recovery of some of our investment. We will continue to closely monitor the operations of Jurong, the receivership process and the marketing process for sale of the plant through regular communications with the Receiver and certain other stakeholders.

Geden Holdings Limited / Stena Sonangol Suezmax Pool LLC / Americas Bulk Transport (BVI) Limited

Geden Lines (“Geden”) is an international shipping company based in Turkey.  We entered into a sale-leaseback with Geden for one tanker, the Center, and two dry bulkers, the Amazing and the Fantastic. While the tanker market has recovered and the outlook is stable, there are extreme headwinds facing the dry bulk market, mostly as a result of the slowdown in the Chinese economy, which for years was driven by heavy investment that fueled ton mile demand for steel, coal and iron ore. Such headwinds, combined with high new vessel building activity has led to an over capacity of available tonnage thereby keeping rates low. In April 2016, we were informed by Geden that it would redeliver the three vessels to us prior to lease expiration and that it would not be fulfilling its purchase obligations with respect to the three vessels.

On June 17, 2016, the Center was redelivered to us by Geden and the charter was terminated. Upon redelivery, the vessel was dry-docked until early July 2016, after which we renamed the vessel “Shamrock” and placed it into service for at least twelve months by participating in a pooling arrangement, with other crude oil tankers owned by unaffiliated third parties. As part of the pooling arrangement, we are entitled to receive a monthly distribution based partly on the performance of all vessels within the pool.

On July 5, 2016, the Amazing and the Fantastic were also redelivered to us by Geden and the charters were terminated. Upon redelivery, the vessels were renamed “Bulk Progress” and “Bulk Power,” respectively, and were bareboat chartered to Americas Bulk Transport (BVI) Limited for a period of five years at a variable rate based on market conditions and actual performance of the vessels.

On September 27, 2016, we commenced a legal proceeding against Geden and its subsidiary seeking monetary damages incurred as a result of their failure to meet their payment and performance obligations under the guaranty and charter, respectively, related to the Center.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Discussion (Continued)

Técnicas Maritimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Leasing Fund Twelve Liquidating Trust (formerly, ICON Leasing Fund Twelve, LLC) (“Fund Twelve”) and ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”), each an entity also managed by our Investment Manager (collectively, “ICON”), advanced Técnicas Maritimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  While our loan has not been paid in accordance with the facility agreement, our collateral position continues to improve as the principal balance of the senior secured first lien tranche is paid down at a faster rate. In January 2016, the remaining two previously unchartered vessels had commenced employment. Based on, among other things, TMA’s payment history and estimated collateral value, our Investment Manager continues to believe that all contractual interest and outstanding principal payments under ICON’s tranche of the facility are collectible. Interest on ICON's tranche is currently being accrued.

Ezra

On December 19, 2011, a joint venture owned 40% by us and 60% by Fund Fifteen agreed to purchase an offshore support vessel, the AMC Ambassador (f/k/a the Lewek Ambassador), from Ezram LLC, a wholly-owned subsidiary of Ezra Holdings Limited ("Ezra").  The joint venture entered into a bareboat charter with Gallatin Marine Management, LLC ("Gallatin") for a period of nine years commencing on June 4, 2012.  In May 2016, Gallatin began paying its monthly charter payments late and all charter payments ceased since the payment due in December 2016. In December 2016, Ezra hired a restructuring advisor. In January 2017, our Investment Manager was informed that, following a deterioration of Ezra’s and its affiliated companies’ financial condition during the fourth quarter of 2016, payments under the bareboat charter could no longer be reasonably expected to be made. On February 6, 2017, EMAS Chiyoda Subsea Limited (“EMAS”), the time charterer of the vessel, filed a petition in Singapore to wind up and liquidate the company. In addition, Ezra may become subject to a winding up order in Singapore. On February 27, 2017, both Gallatin and EMAS commenced voluntary Chapter 11 proceedings in the Bankruptcy Court in the Southern District of Texas. On March 7, 2017, Gallatin and EMAS filed a motion with the bankruptcy court to reject the bareboat and time charters. On March 18, 2017, Ezra commenced a voluntary Chapter 11 proceeding in the Bankruptcy Court in the Southern District of New York. In April 2017, the bankruptcy court approved the motion filed by Gallatin and EMAS to reject the bareboat and time charters with an effective date of March 12, 2017. As a result, the bareboat and time charters were deemed terminated as of such date. Our Investment Manager is currently in the process of taking physical possession of the vessel and seeking new charter proposals to re-employ the vessel.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

10% Status Report

As of December 31, 2016, the crude oil tanker participating in a pooling arrangement, Stena Sonangol Suezmax Pool LLC, and the two supramax bulk carrier vessels bareboat chartered to Americas Bulk Transport (BVI) Limited were the investments in equipment that individually constituted at least 10% of the net book value of our investment portfolio. The crude oil tanker will be participating in the pool through at least July 2017. The carrier vessels are scheduled to remain on bareboat charter during the 2017 calendar year.

As of December 31, 2016, the crude oil tanker had at least seven monthly payments remaining, while the bareboat charters for the two supramax bulk carrier vessels had fifty-four monthly payments remaining. To the best of our Investment Manager’s knowledge, each vessel remains seaworthy, is maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under each pooling arrangement and/or bareboat charter.

Revolving Line of Credit

We had an agreement with California Bank & Trust (“CB&T”) for a revolving line of credit through May 30, 2017 of up to $12,500,000 (the “Facility”), which was secured by all of the Fund’s assets not subject to a first priority lien. Amounts available under the Facility were subject to a borrowing base that was determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which the Fund had a beneficial interest.

The interest rate on general advances under the Facility was CB&T’s prime rate.  We could have elected to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year.  In all instances, borrowings under the Facility were subject to an interest rate floor of 4.0% per year. In addition, we were obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At December 31, 2015, we had $4,500,000 outstanding under the Facility. On July 15, 2016, we repaid the outstanding balance under the Facility of $6,000,000 and on October 31, 2016, we and CB&T terminated the Facility.

Performance Analysis

Capital Invested as of December 31, 2016	$321,771,952
Leverage Ratio	0.50:1*
% of Receivables Collected for the Quarter Ended December 31, 2016	90.31%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of April 30, 2017. The uncollected receivables relate to our investments with Ezra and TMA.

One of our objectives is to provide cash distributions to our partners. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO. CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Performance Analysis (Continued)

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Partners during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Cash Available From Business Operations

for the Period January 1, 2016 through December 31, 2016

Cash balance at January 1, 2016	$9,281,044
Cash balance at December 31, 2016	$19,452,937

Net change in cash		$10,171,893

Add Back:
Distributions paid to partners from January 1, 2016 through December 31, 2016		$10,455,010

Investments made during the period
Investment in notes receivable	$6,372,790
Payment of debt financing costs	$690,000
Investment in joint ventures	$56
Investment by noncontrolling interests	$(13,770)
		$7,049,076

Deduct:
Debt proceeds used specifically for Investments and activity related to the Facility		$1,500,000

Cash Available from Business Operations (CABO)		$26,175,979	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), an affiliate of our Investment Manager and the dealer manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may have been paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering. The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.

We pay or paid our Investment Manager (i) a management fee of 3.5% of the gross periodic payments due and paid from our investments and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio. Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Transactions with Related Parties (Continued)

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our General Partner of $104,550, $209,100 and $209,102 for the years ended December 31, 2016, 2015 and 2014, respectively. Additionally, our General Partner’s interest in our net loss for the years ended December 31, 2016, 2015 and 2014 was $141,043, $370,610 and $65,511, respectively.

Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

			Years ended December 31,
Entity	Capacity	Description	2016	2015	2014
ICON Capital, LLC	Investment Manager	Acquisition fees (1)	$-	$586,841	$922,917
ICON Capital, LLC	Investment Manager	Management fees (2)	869,053	2,033,788	2,478,049
ICON Capital, LLC	Investment Manager	Administrative expense reimbursements (2)	1,519,571	1,597,312	1,675,514
			$2,388,624	$4,217,941	$5,076,480

(1)	Amount capitalized and amortized to operations.
(2)	Amount charged directly to operations.

At December 31, 2016 and 2015, we had a net payable of $204,430 and $903,809, respectively, due to our General Partner and affiliates. At December 31, 2016, the payable primarily consisted of administrative expense reimbursements due to our Investment Manager. At December 31, 2015, the payable primarily consisted of acquisition fees and administrative expense reimbursements due to our Investment Manager.In addition, during the year ended December 31, 2015, a payable of $142,500 due to Fund Twelve by our consolidated joint venture, which is 25% owned by Fund Twelve, was settled by converting it into an additional contribution to the joint venture. Our and Fund Twelve’s proportionate ownership in the joint venture did not change as a result of this conversion.

At December 31, 2016, we had a note receivable from a joint venture of $1,329,483, after netting a credit loss reserve of $1,514,498. As of December 31, 2015, the principal balance of the note receivable from the joint venture and related accrued interest was $2,614,691 and $30,396, respectively. The accrued interest is included in other assets on our consolidated balance sheets.  For the years ended December 31, 2016, 2015 and 2014, we recognized interest income prior to the related party note receivable being considered impaired of $307,885, $411,509 and $407,970, respectively, of which no amount was recognized on a cash basis. The interest income is included in finance income on our consolidated statements of operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Balance Sheets

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

(A Delaware Limited Partnership)

Consolidated Balance Sheets

	December 31,
	2016	2015
Assets

Cash and cash equivalents	$19,452,937	$9,281,044
Restricted cash	1,500,000	3,150,000
Vessel (less accumulated depreciation of $976,088)	47,023,912	-
Net investment in finance leases	-	91,753,624
Leased equipment at cost (less accumulated depreciation of $416,254 and $45,640,228, respectively)	20,583,746	108,795,539
Net investment in notes receivable	11,571,378	12,805,303
Note receivable from joint venture	1,329,483	2,614,691
Investment in joint ventures	9,441,801	24,048,141
Other assets	3,228,015	684,433
Total assets	$114,131,272	$253,132,775
Liabilities and Equity
Liabilities:
Long-term debt	$35,185,385	$120,831,074
Derivative financial instruments	-	4,005,922
Deferred revenue	1,467,325	1,617,210
Due to General Partner and affiliates, net	204,430	903,809
Revolving line of credit ,recourse	-	4,500,000
Seller's credit	-	8,765,195
Accrued expenses and other liabilities	1,216,834	806,984
Total liabilities	38,073,974	141,430,194

Equity:
Partners' equity:
Limited partners	77,588,121	101,901,791
General Partner	(1,539,101)	(1,293,508)
Total partners' equity	76,049,020	100,608,283
Noncontrolling interests	8,278	11,094,298
Total equity	76,057,298	111,702,581
Total liabilities and equity	$114,131,272	$253,132,775

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Years Ended December 31,
	2016	2015	2014
Revenue and other income:
Finance income	$1,126,919	$12,202,464	$13,409,240
Rental income	8,950,262	21,413,319	24,003,996
Pool revenue	2,064,596	-	-
Income from investment in joint ventures	320,115	2,474,158	1,145,516
Gain on extinguishment of debt	2,343,762	-	-
Gain on sale of assets, net	-	15,314	2,266,237
Gain on sale of subsidiaries	6,708,694	-	-
Gain on sale of investment in joint ventures	291,990	-	-
Gain on litigation	-	150,000	-
Other income	144,048	13,315	45,042
Total revenue and other income	21,950,386	36,268,570	40,870,031
Expenses:
Management fees	869,053	2,033,788	2,478,049
Administrative expense reimbursements	1,519,571	1,597,312	1,675,514
General and administrative	3,048,745	2,385,601	2,607,943
Credit loss, net	15,875,657	54,836,335	15,412,805
Depreciation	5,410,687	9,945,714	11,678,140
Interest	4,104,608	6,774,484	8,894,664
Vessel operating expenses	4,796,285	-	-
Loss on derivative financial instruments	1,211,654	1,422,647	2,344,725
Total expenses	36,836,260	78,995,881	45,091,840
Net loss	(14,885,874)	(42,727,311)	(4,221,809)
Less: net (loss) income attributable to noncontrolling interests	(781,621)	(5,666,273)	2,329,316
Net loss attributable to Fund Fourteen	$(14,104,253)	$(37,061,038)	$(6,551,125)

Net loss attributable to Fund Fourteen allocable to:
Limited partners	$(13,963,210)	$(36,690,428)	$(6,485,614)
General Partner	(141,043)	(370,610)	(65,511)
	$(14,104,253)	$(37,061,038)	$(6,551,125)

Weighted average number of limited partnership interests outstanding	258,761	258,761	258,764
Net loss attributable to Fund Fourteen per weighted average limited partnership interest outstanding	$(53.96)	$(141.79)	$(25.06)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited Partnership	Limited	General	Total Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interests	Equity
Balance, December 31, 2013	258,772	$186,487,068	$(439,185)	$186,047,883	$14,336,793	$200,384,676

Net (loss) income	-	(6,485,614)	(65,511)	(6,551,125)	2,329,316	(4,221,809)
Repurchase of limited partnership interests	(11)	(7,178)	-	(7,178)	-	(7,178)
Distributions	-	(20,701,136)	(209,102)	(20,910,238)	(53,400)	(20,963,638)
Investment by noncontrolling interests	-	-	-	-	21,706	21,706
Balance, December 31, 2014	258,761	159,293,140	(713,798)	158,579,342	16,634,415	175,213,757

Net loss	-	(36,690,428)	(370,610)	(37,061,038)	(5,666,273)	(42,727,311)
Distributions	-	(20,700,921)	(209,100)	(20,910,021)	(24,751)	(20,934,772)
Investment by noncontrolling interests	-	-	-	-	150,907	150,907
Balance, December 31, 2015	258,761	101,901,791	(1,293,508)	100,608,283	11,094,298	111,702,581

Net loss	-	(13,963,210)	(141,043)	(14,104,253)	(781,621)	(14,885,874)
Distributions	-	(10,350,460)	(104,550)	(10,455,010)	(263,739)	(10,718,749)
Deconsolidation of subsidiary	-	-	-	-	(10,054,430)	(10,054,430)
Investment by noncontrolling interests	-	-	-	-	13,770	13,770
Balance, December 31, 2016	258,761	$77,588,121	$(1,539,101)	$76,049,020	$8,278	$76,057,298

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net loss	$(14,885,874)	$(42,727,311)	$(4,221,809)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Finance income, net of costs and fees	175,643	567,052	(2,977,149)
Income from investment in joint ventures	(320,115)	(2,209,330)	(1,145,516)
Net gain on sale of assets	-	(15,314)	(2,266,237)
Depreciation	5,410,687	9,945,714	11,678,140
Credit loss, net	15,875,657	54,836,335	15,412,805
Interest expense from amortization of debt financing costs	412,923	693,413	403,207
Interest expense from amortization of seller's credit	234,805	449,003	426,000
Paid-in-kind interest	(246,307)	(1,769,429)	-
Loss (gain) on derivative financial instruments	537,861	(1,373,552)	(855,915)
Gain on sale of subsidiaries	(6,708,694)	-	-
Gain on sale of investment in joint ventures	(291,990)	-	-
Gain on extinguishment of debt	(2,343,762)	-	-
Changes in operating assets and liabilities:
Restricted cash	650,000	4,167,126	3,543,838
Other assets	(2,574,640)	324,298	3,279,087
Accrued expenses and other liabilities	1,191,711	(1,991,792)	(3,870,677)
Deferred revenue	1,063,764	(748,682)	(862,071)
Due to General Partner and affiliates	(699,379)	(267,476)	303,642
Distributions from joint ventures	1,200,542	2,067,646	1,318,320
Net cash (used in) provided by operating activities	(1,317,168)	21,947,701	20,165,665
Cash flows from investing activities:
Proceeds from sale of equipment	-	4,025,000	16,599,540
Principal received on finance leases	4,164,554	2,158,751	835,975
Investment in joint ventures	(56)	(7,098,579)	(9,142,768)
Distributions received from joint ventures in excess of profits	6,214,770	2,418,747	911,615
Investment in notes receivable	(6,372,790)	-	(10,046,538)
Principal and sale proceeds received on notes receivable	2,676,000	20,380,642	37,024,090
Proceeds from sale of subsidiaries, net of cash transferred	37,356,658	-	-
Proceeds from sale of investment in joint ventures	7,803,189	-	-
Net cash provided by investing activities	51,842,325	21,884,561	36,181,914
Cash flows from financing activities:
Payment of debt financing costs	(690,000)	-	-
Repayment of long-term debt	(24,458,285)	(30,678,105)	(32,371,842)
Proceeds from revolving line of credit, recourse	1,500,000	4,500,000	-
Repayment of revolving line of credit, recourse	(6,000,000)	-	-
Investment by noncontrolling interests	13,770	8,407	21,706
Distributions to noncontrolling interests	(263,739)	(24,751)	(53,400)
Distributions to partners	(10,455,010)	(20,910,021)	(20,910,238)
Repurchase of limited partnership interests	-	-	(7,178)
Net cash used in financing activities	(40,353,264)	(47,104,470)	(53,320,952)
Net increase (decrease) in cash and cash equivalents	10,171,893	(3,272,208)	3,026,627
Cash and cash equivalents, beginning of year	9,281,044	12,553,252	9,526,625
Cash and cash equivalents, end of year	$19,452,937	$9,281,044	$12,553,252

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows (Continued)

	Years Ended December 31,
	2016	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,282,965	$9,240,196	$9,005,223

Supplemental disclosure of non-cash financing and investing activities :
Deconsolidation of subsidiary - noncontrolling interests	$10,054,430	$-	$-
Balance due to noncontrolling interest deemed contribution	$-	$142,500	$-
Acquisition fee payable to Investment Manager	$-	$487,500	$-

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Disposition Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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